UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 22, 2009

BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

South Dakota

(State or other jurisdiction of incorporation)

001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota	57709-1400
(Address of principal executive offices)	(Zip Code)

605.721.1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The following unaudited condensed combined pro forma statement of income is included in this Current Report on Form 8-K to present financial information that gives effect to the Black Hills Corporation (the Company) July 14, 2008 purchase from Aquila, Inc. (Aquila) of an electric utility in Colorado and gas utilities in Colorado, Iowa, Kansas and Nebraska (Utility Assets or Acquired Utilities).

The unaudited condensed combined pro forma statement of income is based on the Company’s historical consolidated financial statements, adjusted to give effect to the acquisition of the Utility Assets in accordance with the underlying terms of the related purchase agreement.  The unaudited condensed combined pro forma statement of income for the year ended December 31, 2008 has been prepared to present the combined results of continuing operations of the Company, assuming the acquisition of the Utility Assets occurred as of January 1, 2008.

Management believes that the assumptions used to derive the condensed combined pro forma statement of income are reasonable under the circumstances and given the information available.  Such pro forma financial data has been provided for informational purposes and does not purport to be indicative of the Company’s results of operations that actually would have been attained had the transaction occurred at the dates indicated, and does not purport to be indicative of the Company’s results of operations that will be achieved in the future.  Additionally, the unaudited condensed combined pro forma financial information does not reflect a full year of the synergies and cost reductions that may result from the acquisition of the Utility Assets.

The unaudited condensed combined pro forma statement of income together with the notes thereto should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes thereto, which can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 2, 2009.

The unaudited condensed combined pro forma statement of income together with the notes thereto should also be read in conjunction with the historical unaudited interim period combined financial statements of the Aquila Utilities to be Acquired by Black Hills filed as Exhibit 99.3 to Form 8-K/A filed September 29, 2008.  The historical results of the acquired Utility Assets are not necessarily indicative of the results that may be expected for the Company for any future period.

BLACK HILLS CORPORATION

CONDENSED COMBINED PRO FORMA STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2008

(unaudited)

		(b)
		Acquired
	(a)	Utilities
	Black Hills	Historical
	Historical for	for the Period
	the Year Ended	January 1, 2008
	December 31,	through	Pro Forma		Combined
	2008	July 13, 2008	Adjustments		Pro Forma
	(in thousands, except per share amounts)

Operating revenues	$1,005,790	$542,898	$—		$1,548,688

Operating expenses:
Fuel and purchased power	449,742	389,596	—		839,338
Operations and maintenance	121,264	84,929	(10,892	) (c)	195,301
Administrative and general	138,568	—	—		138,568
Depreciation, depletion and amortization	107,263	22,060	—		129,323
Taxes, other than income taxes	41,294	8,996	—		50,290
Impairment of long-lived assets	91,782	—	—		91,782
	949,913	505,581	(10,892)		1,444,602

Operating income	55,877	37,317	10,892		104,086

Other income (expense):
Interest expense	(54,123)	(9,748)	(3,702	) (d)	(67,573)
Interest rate swap	(94,440)	—	—		(94,440)
Interest income	2,176	(1,297)	—		879
Allowance for funds used during construction – equity	3,835	—	—		3,835
Other expense	(187)	—	—		(187)
Other income (expense), net	1,064	—	—		1,064
	(141,675)	(11,045)	(3,702)		(156,422)

(Loss) income from continuing operations before equity in earnings of unconsolidated subsidiaries and income taxes	(85,798)	26,272	7,190		(52,336)
Equity in earnings of unconsolidated subsidiaries	4,366	—	—		4,366
Income tax benefit (expense)	29,395	(10,463)	(2,660	) (e)	16,272

(Loss) income from continuing operations	$(52,037)	$15,809	$4,530		$(31,698)

Weighted average common shares outstanding:
Basic	38,193				38,193
Diluted	38,193				38,193

Loss per share from continuing operations:
Basic	$(1.36)				$(0.83)
Diluted	$(1.36)				$(0.83)

The accompanying notes to condensed combined pro forma statement of income are an integral part of this condensed combined pro forma statement of income.

BLACK HILLS CORPORATION

Notes to Unaudited Condensed Combined Pro Forma Statement of Income

(a)                                  Black Hills Historical for the Year Ended December 31, 2008 —  represents Black Hills Corporation’s historical audited consolidated statement of income derived from its Annual Report on Form 10-K for the year ended December 31, 2008.

(b)                                 Acquired Utilities Historical for the Period January 1, 2008 through July 13, 2008 — represents the historical unaudited interim period combined statement of income for the period of January 1, 2008 through July 13, 2008 of the Aquila Utilities Acquired by Black Hills.

(c)                                  Operations and maintenance -  Pro forma adjustments to operating expense consist of the following (in thousands):

Year
Ended
December 31,
2008

Eliminate incremental acquisition costs incurred for the purchase of the Utility Assets	$(3,394)
Operating lease for additional office space	75
Costs included in Aquila Utilities Historical financial statements:
Allocated Aquila pension and other postretirement benefits	(4,924)
Other employee benefit accruals	(4,086)
Aquila leased fleet rental expense	(1,328)
Estimated costs under Black Hills Corporation:
Black Hills Corporation pension and other postretirement benefits	2,290
Black Hills Corporation fleet depreciation expense	475
Total operations and maintenance adjustments	$(10,892)

(d)                                 Interest expense - represents pro forma adjustments to reflect financing costs associated with the acquisition as if the transaction was completed on January 1, 2008.  The acquisition was funded with proceeds from the Company’s sale of seven power plants on July 11, 2008 and a $382.8 million draw on the Company’s acquisition bridge facility.  The borrowings under the acquisition bridge facility were short-term in nature and were repaid in full in June 2009 with the proceeds of a long-term $250 million financing at 9 percent that was completed in May 2009 and borrowings from the Company’s revolving credit facility.  To reflect the cost of our long-term financing for the acquisition, this pro forma reflects the net adjustments of:  (i) the elimination of $12.2 million of the actual interest expense for the $382.8 million draw on the Company’s acquisition bridge facility included in the Company’s historical audited consolidated statement of income for the year ended December 31, 2008; (ii) the elimination of $9.7 million in interest expense within the Acquired Utilities Historical financial statements which was previously allocated by Aquila, and (iii) adding $25.6 million of interest expense to reflect the assumption that the Company’s long-term financing to replace the acquisition bridge financing was in place as of January 1, 2008.

(e)                                  Income tax expense - represents the pro forma tax effect of the above adjustments based on an estimated prospective statutory rate of approximately 37 percent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

	By:	/s/ Anthony S. Cleberg
Anthony S. Cleberg
Executive Vice President
and Chief Financial Officer

Date: October 22, 2009